                                                                 EXHIBIT 10.1(a)

                                                                       EXECUTION



                                 FIRST AMENDMENT
                               TO CREDIT AGREEMENT

                  This FIRST AMENDMENT TO CREDIT AGREEMENT (this "AMENDMENT") is dated as of January 8, 2002 and entered into by and among ARRIS INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), ARRIS INTERACTIVE L.L.C., a Delaware limited liability company ("ARRIS"), EACH OF COMPANY'S SUBSIDIARIES LISTED ON THE SIGNATURE PAGES HEREOF (Company, Arris and each such subsidiary are individually referred to herein as a "BORROWER" and, collectively, on a joint and several basis, as the "BORROWERS"), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF (each individually referred to herein as a "LENDER" and collectively as "LENDERS"), CREDIT SUISSE FIRST BOSTON, as syndication agent for Lenders (in such capacity, "SYNDICATION AGENT") and THE CIT GROUP/BUSINESS CREDIT, INC., as administrative agent and collateral agent for Lenders (in such capacity, "ADMINISTRATIVE AGENT), and is made with reference to that certain Credit Agreement dated as of August 31, 2001 (as amended, restated, supplemented or otherwise modified as of the date hereof, the "CREDIT AGREEMENT"), by and among the Borrowers, Lenders, Syndication Agent and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.



                                    RECITALS

                  WHEREAS, Holdings and Cadant, Inc., a Delaware corporation ("CADANT") have entered into the Cadant Asset Purchase Agreement (as defined below), pursuant to which Holdings has agreed to purchase substantially all of the assets and assume certain liabilities of Cadant and Holdings has assigned all of its rights and obligations under the Asset Purchase Agreement to Company pursuant to the Cadant Assignment and Assumption Agreement (as defined below); and


                  WHEREAS, Borrowers and Lenders desire to amend the Credit Agreement to (i) permit Company to acquire substantially all of the assets and assume certain liabilities of Cadant, (ii) provide the terms pursuant to which Company may convert the Convertible Subordinated Notes in an aggregate principal amount not to exceed $115,000,000 to shares of common stock of Holdings, (iii) permit Holdings to guaranty the obligations of Company under the Comdisco Lease (as defined below) in an aggregate amount no to exceed $3,500,000; (iv) amend the minimum fixed coverage ratio set forth in subsection 7.6A for the period ending March 31, 2002, and (iv) make certain other amendments as set forth below;

                   NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:


                  SECTION 1.        AMENDMENTS TO THE CREDIT AGREEMENT

                  1.1 AMENDMENTS TO SECTION 1: PROVISIONS RELATING TO DEFINED TERMS

                  A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

                  "CADANT" means Cadant, Inc., a Delaware corporation.


                  "CADANT ACQUISITION" means the purchase by Holdings of substantially all of Cadant's assets and certain liabilities of Cadant on the First Amendment Effective Date, pursuant to the Cadant Acquisition Documents.


                  "CADANT ACQUISITION DOCUMENTS" means the Cadant Asset Purchase Agreement, the Cadant Voting Agreement, the Cadant Assignment and Assumption Agreement and all other instruments or documents delivered or entered into in connection with any of the foregoing, in each case including all schedules, annexes and exhibits thereto, as such Cadant Acquisition Documents may be amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.


                  "CADANT ASSET PURCHASE AGREEMENT" means that certain Asset Purchase Agreement, dated December 8, 2001, as supplemented by that certain letter dated January 8, 2002, by and between Holdings and Cadant, as further amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.


                  "CADANT ASSIGNMENT AND ASSUMPTION AGREEMENT" means that certain Assumption Agreement dated as of January 8, 2002, by and between Holdings and Company, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.


                  "CADANT VOTING AGREEMENT" means that certain Voting Agreement, dated as of December 8, 2001 among Holdings, Cadant and the equity holders of Cadant listed on the signature pages thereto, as amended, restated, supplemented or otherwise modified from time to time to the extent permitted under subsection 7.12.


                  "COMDISCO LEASE" means that certain Master Lease Agreement dated September 8, 2000, by and between Comdisco, Inc. and Cadant, Inc. that was assigned to Company pursuant to the Cadant Acquisition Documents.

                  "FIRST AMENDMENT EFFECTIVE DATE" means the date the First Amendment to this Agreement became effective in accordance with its terms.


                  "HOLDINGS COMDISCO GUARANTY" means a guaranty by Holdings of the obligations of Company under the Comdisco Lease, in form and substance satisfactory to Administrative Agent.


                  "HOLDINGS COMMON STOCK" means the common stock of Holdings, par value $.01 per share.


                  B. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of "Acquired Business" and "Permitted Acquisition" therefrom in their entirety.

                  C. Subsection 1.1 of the Credit Agreement is hereby further amended by deleting the definitions of "First Priority" and "Pro Forma" therefrom in their entirety and substituting the following therefor:

                  "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that
         (i) such Lien is perfected and has priority over any other Lien on such Collateral (other than (w) Permitted Encumbrances which are given priority as a matter of law, (x) Liens described on Schedule 7.2, so long as such Liens are only on the assets encumbered by such Liens on the Closing Date and (y) Liens securing Purchase Money Indebtedness, so long as such Liens only attach to the assets being acquired with such Purchase Money Indebtedness and are otherwise permitted by subsection 7.2(vii)) and (ii) such Lien is the only Lien (other than Liens permitted pursuant to subsection 7.2) to which such Collateral is subject.


                  "PRO FORMA BASIS" means, as of any date of determination, in connection with (i) the calculation of Consolidated EBITDA or Consolidated Capital Expenditures for the Fiscal Quarter ending June 30, 2001 and for that portion of the Fiscal Quarter ending September 30, 2001 that is prior to the Closing Date, the Consolidated EBITDA or Consolidated Capital Expenditures for such Fiscal Quarter, after giving effect on a pro forma basis to the Reorganization and (ii) in connection with the compliance of the Borrowers with the financial covenants set forth in subsection 7.6 as of the last day of the four Fiscal Quarter period most recently ended prior to such date of determination for which the relevant financial information is available (the "COMPLIANCE PERIOD"), after giving effect on a pro forma basis to any dispositions made during such Compliance Period, other than sales of inventory in the ordinary course of business and dispositions of obsolete equipment, in each case on the following basis:


                           (i) any Indebtedness incurred or assumed by Holdings or any of its Subsidiaries in connection with the Reorganization and any Indebtedness repaid in connection with the Reorganization and/or dispositions, as the case may be, shall be deemed to have been incurred or repaid, respectively, as of April 1, 2001 in the case of the Reorganization and as of the first day of the Compliance Period, in the case of dispositions;

                           (ii) if such Indebtedness incurred or assumed by Holdings or any of its Subsidiaries in connection with the Reorganization has a floating or formula rate, then the rate of interest for such Indebtedness for the applicable period shall be computed as if the rate in effect for such Indebtedness on the relevant measurement date had been the applicable rate for the entire applicable period;

                           (iii) income statement items (whether positive or negative) attributable to the property or business acquired or disposed in the Reorganization and/or dispositions, as the case may be, shall be included as if such acquisitions took place on April 1, 2001, in the case of the Reorganization, and as of the first day of the Compliance Period, in the case of dispositions, in each case on a pro forma basis; and

                           (iv) any historical extraordinary non-recurring costs or expenses or other verifiable costs or expenses that will not continue after the Closing Date, in the case of the Reorganization may be eliminated and other expenses and cost reductions may be reflected on a basis consistent with Regulation S-X promulgated by the Securities and Exchange Commission.

                           Such pro forma calculations shall, in the case of the
                  Reorganization, be based on the audited or reviewed financial delivered pursuant to subsection 4.1G. All pro forma adjustments shall be approved by the Administrative Agent."

                  1.2      AMENDMENTS TO SECTION 7: BORROWERS' NEGATIVE
COVENANTS

                   A. Subsection 7.1 of the Credit Agreement is hereby amended by deleting clause (viii) and substituting the following therefor:

                  "(viii) Company may remain liable with respect to Indebtedness evidenced by the Convertible Subordinated Notes, in an aggregate principal amount not to exceed $115 million; provided, that prior to December 31, 2002, such Indebtedness shall be refinanced pursuant to documentation in form and substance satisfactory to Requisite Lenders or converted into shares of Holdings Common Stock in accordance with subsection 7.5(ix);"

                   B. Subsection 7.2 of the Credit Agreement is hereby amended by deleting clause (v) and substituting the following therefor:

                  "(v) Liens (other than Liens on any (x) Accounts or Inventory of Holdings, any Borrower or any Domestic Subsidiary or Mexican Subsidiary of any Borrower or (y) Capital Stock) granted by Borrowers and their Subsidiaries securing Indebtedness permitted by subsections 7.1(vi), 7.1(vii) and 7.1(xii) in an aggregate amount not to exceed $10,000,000 at any time outstanding; provided, however, that Borrowers and their Domestic Subsidiaries shall not grant such Liens in connection with any Indebtedness of any Foreign Subsidiary of any Borrower incurred pursuant to subsection 7.1(vii); provided, further, that (i) Holdings and its Subsidiaries may not grant any Liens in connection with any Indebtedness assumed by Holdings or any of its Subsidiaries in connection with the Cadant Acquisition and (ii) no assets acquired pursuant to the Cadant Acquisition may be subject to any Liens under any such assumed Indebtedness except to the extent such Liens evidence Capital Leases and are otherwise permitted by subsection 7.2(vii)."

                   C. Subsection 7.3 of the Credit Agreement is hereby amended by deleting clause (vii) and substituting the following therefor:

                  "(vii) So long as no Event of Default or Potential Event of Default has occurred and is continuing, Holdings and Company may consummate the Cadant Acquisition, in accordance with (1) the Cadant Acquisition Documents and (2) the following terms:

                           (a) the aggregate amount of consideration paid by
                  Holdings and Company for the Cadant Acquisition shall not exceed 7,250,000 shares of Holdings Common Stock and $4,500,000 in cash;

                           (b) as of the consummation of the Cadant Acquisition,
                  any assets or liabilities acquired or assumed by Holdings pursuant to the Cadant Acquisition Documents shall have been assigned to Company pursuant to the Cadant Assignment and Assumption Agreement;

                           (c) the aggregate amount of all liabilities being
                  assumed by Company in connection with the Cadant Acquisition, including any Indebtedness and Capital Leases, shall not exceed $14,000,000; provided, that such amount shall include all Indebtedness owed by Cadant to Company and interest thereon in an aggregate amount of approximately $2,500,000;

                           (d) concurrently with the consummation of the Cadant
                  Acquisition, Borrowers shall have fully complied with the requirements of subsections 6.8 and 6.9 of this Agreement and
                  Section 5 of the Security Agreement, with respect to the Cadant Acquisition;

                           (e) Company shall have delivered to Administrative
                  Agent (i) the results of recent searches, by a Person or Persons satisfactory to Administrative Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property acquired in the Cadant Acquisition, together with copies of all such filings disclosed by such search, (ii) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search, (iii) to the extent requested by Administrative Agent, recent searches, by Person or Persons satisfactory to Administrative Agent of all effective filings with the PTO or United States Copyright Office which may have been made with respect to any patents, trademarks or copyrights being acquired in the Cadant Acquisition and (iv) and all other documents or instruments necessary to release all Liens on any personal or mixed property acquired in the Cadant

                  Acquisition, in each case in form and substance satisfactory to Administrative Agent;

                           (f) Company shall have delivered an Officer's
                  Certificate, in form and substance satisfactory to Administrative Agent, (1) certifying that no Potential Event of Default or Event of Default shall then exist or shall occur as a result of the Cadant Acquisition, and (2) demonstrating that on the First Amendment Effective Date, after giving effect to the Cadant Acquisition, the Borrowers will be in compliance with subsection 7.6C.

                   D. Subsection 7.4 of the Credit Agreement is hereby amended by (i) deleting the "and" at the end of subsection (xiv) thereof, deleting the "." at the end of subsection (xv) thereof and substituting therefor "; and" and
(ii) adding the following subsection (xvi) to the end thereof:

                  "(xvi) Holdings may become and remain liable with respect to Contingent Obligations arising under the Holdings Comdisco Guaranty in an aggregate amount not to exceed $3,500,000 at any time."

                   E. Subsection 7.5 of the Credit Agreement is hereby amended by (i) deleting the "and" at the end of subsection (vii) thereof, deleting the "." at the end of subsection (viii) thereof and substituting therefor "; and" and (ii) adding the following subsections (ix) and (x) to the end thereof:

                  "(ix) Company may exchange Convertible Subordinated Notes in an aggregate principal amount not to exceed $115,000,000 for Holdings Common; provided, that (i) the fair market value of such Holdings Common Stock at the time of any such exchange does not exceed the principal amount of the Convertible Subordinated Notes so exchanged,
         (ii) no other consideration is paid by Holdings or any of its Subsidiaries in connection with such exchange other than cash in lieu of fractional shares of Holdings Common Stock in a nominal amount satisfactory to Administrative Agent; and (iii) the other terms and the documentation pursuant to which any such exchange occurs is in form and substance satisfactory to Administrative Agent;"

                  (x) So long as no Event of Default or Potential Event of Default has occurred and is continuing, Company may make Restricted Junior Payments in connection with the payment of cash in lieu of fractional shares of Holdings Common Stock pursuant to clause (ix) above and to the extent required under the Convertible Subordinated
         Note Indenture."

                   F. Subsection 7.6 of the Credit Agreement is hereby amended by deleting the table contained in subsection 7.6A and substituting therefor the following:

                                                             MINIMUM FIXED
                           "PERIOD                       CHARGE COVERAGE RATIO
                           -------                       ---------------------

         Closing Date through December 31, 2001                  1.10:1.00

         January 1, 2002 through March 31, 2002                  0.75:1.00

         April 1, 2002 through June 30, 2002                     1.25:1.00

         July 1, 2002 and thereafter                             1.50:1.00"

                   G. Subsection 7.11 of the Credit Agreement is hereby amended by deleting the proviso contained in such subsection.

                   H. Subsection 7.12 of the Credit Agreement is hereby amended by:

                  (i) deleting subsection 7.12A and substituting therefor the following:

                           "A.      AMENDMENTS OR WAIVERS OF CERTAIN AGREEMENTS.
                  Neither any Borrower nor any of its Subsidiaries will agree to any amendment to, or waive any of its rights under, any Reorganization Document, Mexican Intercompany Security Document, Tax Abatement Transaction Document, or Cadant Acquisition Document after the Closing Date, without in each case obtaining the prior written consent of Requisite Lenders to such amendment or waiver."; and

                           (ii) adding the following proviso to the end of subsection 7.12B:

                           "; provided, however, that Holdings and the Company
                  may amend the Convertible Subordinated Note Indenture to provide for the Subordinated Holdings Guaranty, pursuant to documentation in form and substance reasonably satisfactory to Administrative Agent"

                  1.3      AMENDMENTS TO SECTION 8: EVENTS OF DEFAULT

         Subsection 8.13 of the Credit Agreement is hereby amended by deleting part (b) of clause (i) of such subsection in its entirety and substituting the following therefor:

                  "(b) entering into and performing its obligations under and in accordance with the Subordinated Holdings Guaranty, Holdings Comdisco Guaranty and the Loan Documents, Reorganization Documents, or Cadant Acquisition Documents to which it is a party, or"

                  SECTION 2.        CONDITIONS TO EFFECTIVENESS

                  Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "FIRST AMENDMENT EFFECTIVE DATE"):


                   A. Borrowers shall deliver to Lenders (or to Agents for Lenders with sufficient originally executed copies, where appropriate, for each Lender and its counsel) reliance letters addressed to the Agents and each of the Lenders dated the First Amendment Effective Date with respect to all legal opinions delivered in connection with Cadant Acquisition, which legal opinions and reliance letters shall be in form and substance reasonably satisfactory to the Administrative Agent.

                   B. Lenders shall have received from Administrative Agent a completed audit of the Inventory and Accounts to be acquired in the Cadant Acquisition and Administrative Agent shall have determined the extent to which such Accounts and Inventory shall be included as Eligible Accounts and Eligible Inventory immediately after the consummation of the Cadant Acquisition.

                   C. Administrative Agent shall have implemented a reserve of $20,000,000 against the Borrowing Base in connection with the Cadant Acquisition that shall not be removed without the consent of Requisite Lenders.

                   D. On the First Amendment Effective Date, all conditions to the consummation of the Cadant Acquisition (other than payment of the purchase price therefor and the conveyance of assets resulting therefrom) shall have been satisfied or waived with the consent of Administrative Agent and the Requisite Lenders and Administrative Agent shall have received (i) a fully executed or conformed copy of each Cadant Acquisition Document to be entered into on or prior to the First Amendment Effective Date, in form and substance reasonably satisfactory to the Administrative Agent and Requisite Lenders, and each such Cadant Acquisition Document shall be in full force and effect and no provision thereof shall have been modified or waived without the consent of Administrative Agent and Requisite Lenders, and the parties to the Cadant Acquisition Documents shall not have failed in any material respect to perform any material obligation or covenant required by the Cadant Asset Purchase Agreement, respectively, to be performed or complied with by any of them on or before the First Amendment Effective Date, and (ii) an Officer's Certificate of Company (1) to the effect set forth in clause (i) and (2) stating that Holdings, Company and Cadant will proceed to consummate the Cadant Acquisition contemporaneously with the effectiveness of this Amendment.

                   E. Company shall have paid to Administrative Agent an amendment fee equal to $218,750, to be distributed among each Lender that has executed and delivered a counterpart of this Amendment on or prior to 5:00 PM (New York City time) on December 28, 2001, in proportion to the amount of each such Lender's Revolving Loan Exposure to the aggregate amount of the Revolving Loan Exposure of all such Lenders.

                   F. Administrative Agent shall have received evidence satisfactory to it that all outstanding statements of O'Melveny & Myers LLP have been paid in full.

                  SECTION 3. BORROWERS' REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, Borrowers represent and warrant to each Lender that the following statements are true, correct and complete:


                   A. CORPORATE POWER AND AUTHORITY. Each Borrower has all requisite corporate power and authority to enter into this Amendment, and perform its obligations under, the Credit Agreement as amended by this Amendment (the "AMENDED AGREEMENT").

                   B. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of each of the Borrowers.

                   C. NO CONFLICT. The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of the Amended Agreement do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to any Borrower or any of their respective Subsidiaries, the Certificate or Articles of Incorporation or Bylaws or Certificate of Formation or Operating Agreement, as applicable, of any Borrower or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on any Borrower or any of its Subsidiaries, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of any Borrower or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Borrower or any of its Subsidiaries (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Borrower or any of its Subsidiaries.

                   D. GOVERNMENTAL CONSENTS. The execution and delivery by each Borrower of this Amendment and the performance by the Borrowers of the Amended Agreement and the transactions contemplated by this Amendment do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.

                   E. BINDING OBLIGATION. This Amendment and the Amended Agreement have been duly executed and delivered by each Borrower and is the legally valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                   F. INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.


                   G. ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Potential Event of Default.


                  SECTION 4.        ACKNOWLEDGEMENT AND CONSENT

                   Holdings, each Borrower and each Subsidiary Guarantor hereby acknowledges that such Loan Party has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Loan Party under each of the Loan Documents to which such Loan Party is a party shall not be impaired and each of the Loan Documents to which such Loan Party is a party are, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.

                  Holdings and each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Loan Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Loan Party to any future amendments to the Credit Agreement.


                  SECTION 5.        MISCELLANEOUS

                   A. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                  (i) On and after the First Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

                   B. FEES AND EXPENSES. Company acknowledges that all costs, fees and expenses as described in subsection 10.2 of the Credit Agreement incurred by Agents and their counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers.

                   C. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

                   D. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE

STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                   E. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective upon (i) the execution of a counterpart hereof by each of the Borrowers, each of the Subsidiary Guarantors, Holdings and Requisite Lenders and receipt by Company and Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof and (ii) the satisfaction of the conditions precedent contained in Section 2 hereof.

                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


HOLDINGS:                        ARRIS GROUP, INC.


                                 By:  /s/ Lawrence A. Margolis
                                      ---------------------------------------
                                       Name:  Lawrence A. Margolis
                                       Title: Vice President, Chief Financial
                                              Officer & Secretary


COMPANY:                         ARRIS INTERNATIONAL, INC.


                                 By:  /s/ Lawrence A. Margolis
                                      ---------------------------------------
                                       Name:  Lawrence A. Margolis
                                       Title: Executive Vice President, Chief
                                              Financial Officer & Secretary


ARRIS:                           ARRIS INTERACTIVE L.L.C.


                                 By:  /s/ Lawrence A. Margolis
                                      ---------------------------------------
                                       Name:  Lawrence A. Margolis
                                       Title: Executive Vice President


SUBSIDIRIES OF COMPANY:          ANTEC ASSET MANAGEMENT COMPANY


                                 By:  /s/ Lawrence A. Margolis
                                      ---------------------------------------
                                      Name:  Lawrence A. Margolis
                                      Title: President


                                 ANTEC LICENSING COMPANY


                                 By:  /s/ Lawrence A. Margolis
                                      ---------------------------------------
                                       Name:   Lawrence A. Margolis
                                       Title:  President

                                  TEXSCAN CORPORATION


                                  By:  /s/ Lawrence A. Margolis
                                       --------------------------------------
                                       Name:  Lawrence A. Margolis
                                       Title: Chairman of the Board


                                 ELECTRONIC CONNECTOR CORPORATION OF ILLINOIS


                                  By:  /s/ Lawrence A. Margolis
                                       --------------------------------------
                                        Name:  Lawrence A. Margolis
                                        Title: Vice President


                                 POWER GUARD, INC.


                                 By:  /s/ Lawrence A. Margolis
                                      ---------------------------------------
                                        Name:  Lawrence A. Margolis
                                        Title: Vice President


                                 ELECTRONIC SYSTEM PRODUCTS INC.


                                 By:  /s/ Lawrence A. Margolis
                                      ---------------------------------------
                                       Name:  Lawrence A. Margolis
                                       Title: Vice President


                                 KEPTEL, INC.


                                 By:  /s/ Lawrence A. Margolis
                                      ---------------------------------------
                                      Name:  Lawrence A. Margolis
                                      Title: Vice President

SUBSIDIARY GUARATORS,
for purposes of Section 6 only,       TEXSCAN DE MEXICO, S.A. DE C.V.


                                      By:  /s/ Lawrence A. Margolis
                                           ---------------------------------
                                             Name:  Lawrence A. Margolis
                                             Title: Chairman


                                      KEPTEL DE MEXICO S.A. DE C.V.


                                      By:  /s/ Lawrence A. Margolis
                                           ---------------------------------
                                             Name:  Lawrence A. Margolis
                                             Title: Chairman


                                      ANTEC INTERNATIONAL CORPORATION


                                      By:  /s/ Lawrence A. Margolis
                                           ---------------------------------
                                             Name:  Lawrence A. Margolis
                                             Title: Director

LENDERS: THE CIT GROUP/BUSINESS CREDIT, INC., individually and as Administrative Agent and Collateral Agent


                                       By: /s/ Kenneth B. Butler
                                           ----------------------------------
                                            Name:  Kenneth B. Butler
                                            Title: Vice President

                                       CREDIT SUISSE FIRST BOSTON,
                                       individually and as Syndication Agent


                                       By: /s/ David L. Sawyer
                                           -------------------------------
                                            Name:  David L. Sawyer
                                            Title: Vice President

                                       By: /s/ Jay Chall
                                           -------------------------------
                                            Name:  Jay Chall
                                            Title: Director

                                       AMERICAN NATIONAL BANK AND
                                       TRUST COMPANY OF CHICAGO


                                       By: /s/ Clare J. D'Cruz
                                           ----------------------------------
                                            Name:  Clare J. D'Cruz
                                            Title: Vice President

                                      COMERICA BANK


                                      By: /s/ David Selden
                                          -----------------------------------
                                           Name:   David Selden
                                           Title:  Vice President

                                      CONGRESS FINANCIAL CORPORATION (SOUTHERN)


                                      By: /s/ Morris P. Holloway
                                          -----------------------------------
                                           Name:   Morris P. Holloway
                                           Title:  Senior Vice-President

                                        FLEET CAPITAL CORPORATION


                                        By: /s/ Douglas Strange
                                            ---------------------------------
                                             Name:  Douglas Strange
                                             Title: Vice President

                                        GMAC COMMERCIAL CREDIT LLC


                                        By: /s/ Arthur A. Mason
                                            ---------------------------------
                                             Name:  Arthur A. Mason
                                             Title: Executive Vice President

                                      PNC BANK, NATIONAL ASSOCIATION


                                      By: /s/ Eric Huff
                                          ------------------------------------
                                           Name:  Eric Huff
                                           Title: Assistant Vice President


                                      S-12